UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

June 7, 2005

(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 West Hampden Avenue, Englewood, Colorado	80110
(Address of Principal Executive Offices)	(Zip Code)

(303) 200-5050

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 7, 2005, the Compensation Committee of the Company’s Board of Directors agreed to issue $50,000 (1,574 shares based upon the closing price of the Company’s common stock on June 7, 2005) of restricted stock units under the Company’s long term incentive plan to each of its seven non-employee directors in exchange for their service on the Board of Directors and its various committees during fiscal 2005 with such shares to vest on the third anniversary of their grant.  In addition, the Compensation Committee approved an increase, effective June 7, 2005, in audit committee meeting fees from $1,500 to $2,000 per meeting for attendance in person, an increase in audit committee meeting fees from $750 to $1,000 per meeting for attendance by telephone, an increase in the annual retainer fee paid to the Audit Committee chairperson from $15,000 to $20,000, and a decrease in the annual retainer fee paid to the Compensation Committee chairperson from $15,000 to $10,000.  There were no other changes in the fees to be paid to members of the Company’s Board of Directors from the 2004 fees that are disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.

By:	/s/ Thomas T. Hendrickson
	Name:	Thomas T. Hendrickson
	Title:	Chief Financial Officer,
Chief Administrative Officer
and Treasurer

Date: June 10, 2005